                                                                   EXHIBIT 3.2.1

                         AMENDED AND RESTATED BYLAWS OF

                                  NANOSYS, INC.

                (as amended on [______, 2004] effective as of the
              closing of the corporation's initial public offering)

                               TABLE OF CONTENTS

                                                                                                                   PAGE
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ARTICLE I - CORPORATE OFFICES...................................................................................     1

         1.1      REGISTERED OFFICE.............................................................................     1
         1.2      OTHER OFFICES.................................................................................     1

ARTICLE II - MEETINGS OF STOCKHOLDERS...........................................................................     1

         2.1      PLACE OF MEETINGS.............................................................................     1
         2.2      ANNUAL MEETING................................................................................     1
         2.3      SPECIAL MEETING...............................................................................     1
         2.4      ADVANCE NOTICE PROCEDURES; NOTICE OF STOCKHOLDERS' MEETINGS...................................     2
         2.5      MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE..................................................     3
         2.6      QUORUM........................................................................................     3
         2.7      ADJOURNED MEETING; NOTICE.....................................................................     4
         2.8      CONDUCT OF BUSINESS...........................................................................     4
         2.9      VOTING........................................................................................     4
         2.10     STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.......................................     4
         2.11     RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS...................................     4
         2.12     PROXIES.......................................................................................     5
         2.13     LIST OF STOCKHOLDERS ENTITLED TO VOTE.........................................................     5
         2.14     INSPECTORS OF ELECTION........................................................................     5

ARTICLE III - DIRECTORS.........................................................................................     6

         3.1      POWERS........................................................................................     6
         3.2      NUMBER OF DIRECTORS...........................................................................     6
         3.3      ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS.......................................     7
         3.4      RESIGNATION AND VACANCIES.....................................................................     7
         3.5      PLACE OF MEETINGS; MEETINGS BY TELEPHONE......................................................     7
         3.6      REGULAR MEETINGS..............................................................................     8
         3.7      SPECIAL MEETINGS; NOTICE......................................................................     8
         3.8      QUORUM........................................................................................     8
         3.9      BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING.............................................     9
         3.10     FEES AND COMPENSATION OF DIRECTORS............................................................     9
         3.11     APPROVAL OF LOANS TO OFFICERS.................................................................     9
         3.12     REMOVAL OF DIRECTORS..........................................................................     9

ARTICLE IV - COMMITTEES.........................................................................................     9

         4.1      COMMITTEES OF DIRECTORS.......................................................................     9
         4.2      COMMITTEE MINUTES.............................................................................    10
         4.3      MEETINGS AND ACTION OF COMMITTEES.............................................................    10

ARTICLE V - OFFICERS............................................................................................    10

         5.1      OFFICERS......................................................................................    10

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                   PAGE
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         5.2      APPOINTMENT OF OFFICERS.......................................................................    11
         5.3      SUBORDINATE OFFICERS..........................................................................    11
         5.4      REMOVAL AND RESIGNATION OF OFFICERS...........................................................    11
         5.5      VACANCIES IN OFFICES..........................................................................    11
         5.6      REPRESENTATION OF SHARES OF OTHER CORPORATIONS................................................    11
         5.7      AUTHORITY AND DUTIES OF OFFICERS..............................................................    11

ARTICLE VI - RECORDS AND REPORTS................................................................................    12

         6.1      MAINTENANCE AND INSPECTION OF RECORDS.........................................................    12
         6.2      INSPECTION BY DIRECTORS.......................................................................    12

ARTICLE VII - GENERAL MATTERS...................................................................................    12

         7.1      EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS..............................................    12
         7.2      STOCK CERTIFICATES; PARTLY PAID SHARES........................................................    12
         7.3      SPECIAL DESIGNATION ON CERTIFICATES...........................................................    13
         7.4      LOST CERTIFICATES.............................................................................    13
         7.5      CONSTRUCTION; DEFINITIONS.....................................................................    13
         7.6      DIVIDENDS.....................................................................................    14
         7.7      FISCAL YEAR...................................................................................    14
         7.8      SEAL..........................................................................................    14
         7.9      TRANSFER OF STOCK.............................................................................    14
         7.10     STOCK TRANSFER AGREEMENTS.....................................................................    14
         7.11     REGISTERED STOCKHOLDERS.......................................................................    14
         7.12     WAIVER OF NOTICE..............................................................................    15

ARTICLE VIII - NOTICE BY ELECTRONIC TRANSMISSION................................................................    15

         8.1      NOTICE BY ELECTRONIC TRANSMISSION.............................................................    15
         8.2      DEFINITION OF ELECTRONIC TRANSMISSION.........................................................    16
         8.3      INAPPLICABILITY...............................................................................    16

ARTICLE IX - INDEMNIFICATION....................................................................................    16

         9.1      INDEMNIFICATION OF DIRECTORS AND OFFICERS.....................................................    16
         9.2      INDEMNIFICATION OF OTHERS.....................................................................    16
         9.3      PREPAYMENT OF EXPENSES........................................................................    17
         9.4      DETERMINATION; CLAIM..........................................................................    17
         9.5      NON-EXCLUSIVITY OF RIGHTS.....................................................................    17
         9.6      INSURANCE.....................................................................................    17
         9.7      OTHER INDEMNIFICATION.........................................................................    17
         9.8      AMENDMENT OR REPEAL...........................................................................    17

ARTICLE X - AMENDMENTS..........................................................................................    18

                  AMENDED AND RESTATED BYLAWS OF NANOSYS, INC.

                         ARTICLE I - CORPORATE OFFICES

         1.1      REGISTERED OFFICE.

         The registered office of Nanosys, Inc. shall be fixed in the corporation's certificate of incorporation, as the same may be amended from time to time.

         1.2      OTHER OFFICES.

         The corporation's Board of directors (the "Board") may at any time establish other offices at any place or places where the corporation is qualified to do business.

                     ARTICLE II - MEETINGS OF STOCKHOLDERS

         2.1      PLACE OF MEETINGS.

         Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the "DGCL"). In the absence of any such designation or determination, stockholders' meetings shall be held at the corporation's principal executive office.

         2.2      ANNUAL MEETING.

         The annual meeting of stockholders shall be held each year. The Board shall designate the date and time of the annual meeting. In the absence of such designation the annual meeting of stockholders shall be held on the second Tuesday of May of each year at 10:00 a.m. However, if such day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding business day. At the annual meeting, directors shall be elected and any other proper business may be transacted.

         2.3      SPECIAL MEETING.

         A special meeting of the stockholders may be called at any time by the Board, chairperson of the Board, chief executive officer or president (in the absence of a chief executive officer), but such special meetings may not be called by any other person or persons.

         No business may be transacted at such special meeting other than the business specified in such notice to stockholders. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board may be held.

         2.4      ADVANCE NOTICE PROCEDURES; NOTICE OF STOCKHOLDERS' MEETINGS.

                  (i) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (B) otherwise properly brought before the meeting by or at the direction of the board of directors, or (C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty (120) calendar days before the one year anniversary of the date on which the corporation first mailed its proxy statement to stockholders in connection with the previous year's annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date of the prior year's meeting, notice by the stockholder to be timely must be so received not later than the close of business on the later of one hundred twenty
(120) calendar days in advance of such annual meeting and ten (10) calendar days following the date on which public announcement of the date of the meeting is first made. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the corporation that are beneficially owned by the stockholder, (d) any material interest of the stockholder in such business, and (e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in his capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder's meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (i). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (i), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

                  (ii) Only persons who are nominated in accordance with the procedures set forth in this paragraph (ii) shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders by or at the direction of the board of directors or by any stockholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (ii). Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the corporation in accordance with the provisions of paragraph (i) of this Section 2.4. Such stockholder's notice shall set forth (a) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation that are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (b) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (i) of this Section
2.4. At the request of the board of directors, any person nominated by a stockholder for election as a director shall furnish to the secretary of the corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this paragraph (ii). The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

         These provisions shall not prevent the consideration and approval or disapproval at an annual meeting of reports of officers, directors and committees of the board of directors, but in connection therewith no new business shall be acted upon at any such meeting unless stated, filed and received as herein provided. Notwithstanding anything in these bylaws to the contrary, no business brought before a meeting by a stockholder shall be conducted at an annual meeting except in accordance with procedures set forth in this Section 2.4.

         All notices of meetings of stockholders shall be sent or otherwise given in accordance with either Section 2.5 or Section 8.1 of these bylaws not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

         2.5      MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.

         Notice of any meeting of stockholders shall be given:

                  (i) if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the corporation's records; or

                  (ii)     if electronically transmitted as provided in Section
8.1 of these bylaws.

         An affidavit of the secretary or an assistant secretary of the corporation or of the transfer agent or any other agent of the corporation that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

         2.6      QUORUM.

         The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting, or (ii) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

         2.7      ADJOURNED MEETING; NOTICE.

         When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place if any thereof, and the means of remote communications if any by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         2.8      CONDUCT OF BUSINESS.

         The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business.

         2.9      VOTING.

         The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

         Except as may be otherwise provided in the certificate of incorporation or these bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

         2.10     STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

         Subject to the rights of the holders of the shares of any series of Preferred Stock or any other class of stock or series thereof having a preference over the Common Stock as dividend or upon liquidation, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders.

         2.11     RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS.

         In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other such action.

         If the Board does not so fix a record date:

                  (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

                  (ii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

         2.12     PROXIES.

         Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.

         2.13     LIST OF STOCKHOLDERS ENTITLED TO VOTE.

         The officer who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the corporation's principal executive office. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

         2.14     INSPECTORS OF ELECTION

         A written proxy may be in the form of a telegram, cablegram, or other means of electronic transmission which sets forth or is submitted with information from which it can be determined that the telegram, cablegram, or other means of electronic transmission was authorized by the person.

         Before any meeting of stockholders, the board of directors shall appoint an inspector or inspectors of election to act at the meeting or its adjournment. The number of inspectors shall be either one (1) or three (3). If any person appointed as inspector fails to appear or fails or refuses to act, then the chairperson of the meeting may, and upon the request of any stockholder or a stockholder's proxy shall, appoint a person to fill that vacancy.

         Such inspectors shall:

                  (i) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

                  (ii)     receive votes, ballots or consents;

                  (iii) hear and determine all challenges and questions in any way arising in connection with the right to vote;

                  (iv)     count and tabulate all votes or consents;

                  (v)      determine when the polls shall close;

                  (vi)     determine the result; and

                  (vii) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

         The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

                            ARTICLE III - DIRECTORS

         3.1      POWERS.

         Subject to the provisions of the DGCL and any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

         3.2      NUMBER OF DIRECTORS.

         The authorized number of directors shall be determined from time to time by resolution of the Board, provided the Board shall consist of at least one member. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

         3.3      ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS.

         Except as provided in Section 3.4 of these bylaws, each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until such director's successor is elected and qualified or until such director's earlier death, resignation or removal. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws. The certificate of incorporation or these bylaws may prescribe other qualifications for directors.

         If so provided in the certificate of incorporation, the directors of the corporation shall be divided into three classes.

         3.4      RESIGNATION AND VACANCIES.

         Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

         Unless otherwise provided in the certificate of incorporation or these bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If the directors are divided into classes, a person so elected by the directors then in office to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified.

         If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.

         If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL as far as applicable.

         3.5      PLACE OF MEETINGS; MEETINGS BY TELEPHONE.

         The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

         Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         3.6      REGULAR MEETINGS.

         Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

         3.7      SPECIAL MEETINGS; NOTICE.

         Special meetings of the Board for any purpose or purposes may be called at any time by the chairperson of the Board, the chief executive officer, the president, the secretary or a majority of the authorized number of directors.

         Notice of the time and place of special meetings shall be:

                  (i) delivered personally by hand, by courier or by telephone;

                  (ii) sent by United States first-class mail, postage prepaid;

                  (iii)    sent by facsimile; or

                  (iv)     sent by electronic mail,

directed to each director at that director's address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the corporation's records.

         If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the corporation's principal executive office) nor the purpose of the meeting.

         3.8      QUORUM.

         At all meetings of the Board, a majority of the authorized number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the certificate of incorporation or these bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

         A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

         3.9      BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

         Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

         3.10     FEES AND COMPENSATION OF DIRECTORS.

         Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board shall have the authority to fix the compensation of directors.

         3.11     APPROVAL OF LOANS TO OFFICERS.

         The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the Board, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board shall approve, including, without limitation, a pledge of shares of stock of the corporation.

         3.12     REMOVAL OF DIRECTORS.

         Any director may be removed from office by the stockholders of the corporation only for cause.

         No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

                            ARTICLE IV - COMMITTEES

         4.1      COMMITTEES OF DIRECTORS.

         The Board may, by resolution passed by a majority of the authorized number of directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the corporation,

         4.2      COMMITTEE MINUTES.

         Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

         4.3      MEETINGS AND ACTION OF COMMITTEES.

         Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

                  (i) Section 3.5 (place of meetings and meetings by telephone);

                  (ii)     Section 3.6 (regular meetings);

                  (iii)    Section 3.7 (special meetings and notice);

                  (iv)     Section 3.8 (quorum);

                  (v)      Section 7.12 (waiver of notice); and

                  (vi)     Section 3.9 (action without a meeting)

with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members. However:

                  (i) the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

                  (ii) special meetings of committees may also be called by resolution of the Board; and

                  (iii) notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

                              ARTICLE V - OFFICERS

         5.1      OFFICERS.

         The officers of the corporation shall be a president and a secretary. The corporation may also have, at the discretion of the Board, a chairperson of the Board, a vice chairperson of the Board, a chief executive officer, a chief financial officer or treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.

         5.2      APPOINTMENT OF OFFICERS.

         The Board shall appoint the officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 and 5.5 of these bylaws, subject to the rights, if any, of an officer under any contract of employment.

         5.3      SUBORDINATE OFFICERS.

         The Board may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the president, to appoint, such other officers and agents as the business of the corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

         5.4      REMOVAL AND RESIGNATION OF OFFICERS.

         Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

         Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

         5.5      VACANCIES IN OFFICES.

         Any vacancy occurring in any office of the corporation shall be filled by the Board or as provided in Section 5.2.

         5.6      REPRESENTATION OF SHARES OF OTHER CORPORATIONS.

         The chairperson of the Board, the president, any vice president, the treasurer, the secretary or assistant secretary of this corporation, or any other person authorized by the Board or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

         5.7      AUTHORITY AND DUTIES OF OFFICERS.

         All officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the Board or the stockholders and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

                        ARTICLE VI - RECORDS AND REPORTS

         6.1      MAINTENANCE AND INSPECTION OF RECORDS.

         The corporation shall, either at its principal executive office or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books, and other records.

         Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent so to act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal executive office.

         6.2      INSPECTION BY DIRECTORS.

         Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

                          ARTICLE VII - GENERAL MATTERS

         7.1      EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS.

         The Board, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

         7.2      STOCK CERTIFICATES; PARTLY PAID SHARES.

         The shares of the corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.

Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairperson or vice-chairperson of the Board, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

         7.3      SPECIAL DESIGNATION ON CERTIFICATES.

         If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         7.4      LOST CERTIFICATES.

         Except as provided in this Section 7.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

         7.5      CONSTRUCTION; DEFINITIONS.

         Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

         7.6      DIVIDENDS.

         The Board, subject to any restrictions contained in either (i) the DGCL, or (ii) the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the corporation's capital stock.

         The Board may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

         7.7      FISCAL YEAR.

         The fiscal year of the corporation shall be fixed by resolution of the Board and may be changed by the Board.

         7.8      SEAL.

         The corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

         7.9      TRANSFER OF STOCK.

         Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

         7.10     STOCK TRANSFER AGREEMENTS.

         The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

         7.11     REGISTERED STOCKHOLDERS.

         The corporation:

                  (i) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner;

                  (ii) shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and

                  (iii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

         7.12     WAIVER OF NOTICE.

         Whenever notice is required to be given under any provision of the DGCL, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

                ARTICLE VIII - NOTICE BY ELECTRONIC TRANSMISSION

         8.1      NOTICE BY ELECTRONIC TRANSMISSION.

         Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the certificate of incorporation or these bylaws, any notice to stockholders given by the corporation under any provision of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if:

                  (i) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent; and

                  (ii) such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

         Any notice given pursuant to the preceding paragraph shall be deemed given:

                  (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

                  (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

                  (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

                  (iv) if by any other form of electronic transmission, when directed to the stockholder.

         An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

         8.2      DEFINITION OF ELECTRONIC TRANSMISSION.

         An "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

         8.3      INAPPLICABILITY.

         Notice by a form of electronic transmission shall not apply to Sections 164, 296, 311, 312 or 324 of the DGCL.

                          ARTICLE IX - INDEMNIFICATION

         9.1      INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "PROCEEDING") by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding. The corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board.

         9.2      INDEMNIFICATION OF OTHERS

         The corporation shall have the power to indemnify and hold harmless, to the extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

         9.3      PREPAYMENT OF EXPENSES

         The corporation shall pay the expenses incurred by any officer or director of the corporation, and may pay the expenses incurred by any employee or agent of the corporation, in defending any Proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a person in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article IX or otherwise.

         9.4      DETERMINATION; CLAIM

         If a claim for indemnification or payment of expenses under this
Article IX is not paid in full within sixty days after a written claim therefor has been received by the corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

         9.5      NON-EXCLUSIVITY OF RIGHTS

         The rights conferred on any person by this Article IX shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

         9.6      INSURANCE

         The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

         9.7      OTHER INDEMNIFICATION

         The corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

         9.8      AMENDMENT OR REPEAL

         Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification."

                             ARTICLE X - AMENDMENTS

         These bylaws may be adopted, amended or repealed by the stockholders entitled to vote. However, the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

                                  NANOSYS, INC.

                       CERTIFICATE OF AMENDMENT OF BYLAWS

         The undersigned hereby certifies that he or she is the duly elected, qualified, and acting Secretary or Assistant Secretary of Nanosys, Inc., a Delaware corporation and that the foregoing bylaws, comprising [18] pages, were amended and restated, contingent upon the closing of the corporation's initial public offering, on [______ __, 2004] by the corporation's board of directors.

         IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this ___ day of __________, 2004.

                                                    ____________________________
                                                    [________]
                                                    Secretary